                                                                    Exhibit 5(b)


                    Skadden, Arps, Slate, Meagher & Flom LLP
                                919 Third Avenue
                            New York, New York 10022

                                  July 1, 1999



Salomon Smith Barney Holdings Inc.
388 Greenwich Street
New York, NY  10013

SSBH Capital I
SSBH Capital II
SSBH Capital III
SSBH Capital IV
c/o Salomon Smith Barney Holdings Inc.
388 Greenwich Street
New York, New York  10013

            Re:   Salomon Smith Barney Holdings Inc.
                  SSBH Capital I
                  SSBH Capital II
                  SSBH Capital III
                  SSBH Capital IV
                  Registration Statement on Form S-3

Ladies and Gentlemen:

            We have acted as special counsel to (1)SSBH Capital I, SSBH Capital II, SSBH Capital III and SSBH Capital IV (each, an "SSBH Trust" and, together, the "SSBH Trusts"), each a statutory business trust formed under the laws of the State of Delaware, and (2) Salomon Smith Barney Holdings Inc. (the "Company"), a New York corporation, which is the successor to Salomon Smith Barney Holdings Inc., a Delaware corporation ("Old SSBH"), following a statutory merger effective as of the date hereof, in connection with the preparation of Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-38931), to be filed by the Company and the SSBH Trusts with the Securities and Exchange Commission (the "Commission") on the date hereof (such Registration Statement, as so amended, the "Registration Statement"). The Registration Statement relates to (A) the sale from time to time in connection with market-making transactions of (i) the SSBH Trust I Preferred
Securities (as defined below) and (ii) the SSBH Trust I Junior Subordinated
Debt Securities (as defined below) and (B) the issuance and sale from time to
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Salomon Smith Barney Holdings Inc.
SSBH Capital I
SSBH Capital II
SSBH Capital III
SSBH Capital IV
July 1, 1999
Page 2


time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of, among other things, the following securities: (i) preferred securities (the "Trust Preferred Securities") of each of the SSBH Trusts and (ii) unsecured junior subordinated debt securities (the "Junior Subordinated Debt Securities") of the Company which are to be issued pursuant to an indenture, dated as of January 28, 1998, between Old SSBH and The Chase Manhattan Bank, as debt trustee (the "Debt Trustee"), as amended and supplemented by a First Supplemental Indenture, dated as of the date hereof (the "First Supplemental Indenture"), between the Company and the Debt Trustee (such indenture, as so amended and so supplemented, the "Indenture"). The Trust Preferred Securities and Junior Subordinated Debt Securities are collectively referred to herein as the "Offered Securities."

            The Trust Preferred Securities of SSBH Capital I (the "SSBH Trust I Preferred Securities"), having an aggregate liquidation preference of $400,000,000, were originally issued pursuant to the Amended and Restated Declaration of Trust of SSBH Capital I dated as of January 28, 1998 ("Declaration I"), among Old SSBH, as sponsor and as the issuer of the SSBH Trust I Junior Subordinated Debt Securities held by The Chase Manhattan Bank, as the property trustee (the "Property Trustee"), Chase Manhattan Bank Delaware, as Delaware trustee (the "Delaware Trustee"), and Charles W. Scharf and Michael J. Day, as regular trustees (together, the "Regular Trustees").
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Salomon Smith Barney Holdings Inc.
SSBH Capital I
SSBH Capital II
SSBH Capital III
SSBH Capital IV
July 1, 1999
Page 3


            The Trust Preferred Securities of each of the other SSBH Trusts are to be issued pursuant to an Amended and Restated Declaration of Trust of such SSBH Trust (each, a "Declaration" and, collectively, the "Declarations"), each such Declaration being among the Company, as sponsor and as the issuer of the Junior Subordinated Debt Securities to be held by the Property Trustee, the Delaware Trustee and the Regular Trustees.

            This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

            In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the form of Prospectus and Prospectus Supplement relating to the Trust Preferred Securities included in the Registration Statement (collectively, the "Prospectus"); (iii) the certificate of trust of each of (A) SBH Capital I, SBH Capital II and SBH Capital III (the "1996 Certificates of Trust") filed with the Secretary of State of the State of Delaware on December 19, 1996 and (B) the certificate of trust of SSBH Capital IV filed with the Secretary of State of the State of Delaware on October 24, 1997 (the "1997 Certificate of Trust"); (iv) the certificate of amendment of each of the 1996 Certificates of Trust changing the names of SBH Capital I, SBH Capital II and SBH Capital III to, respectively, SSBH Capital I, SSBH Capital II and SSBH Capital III (as amended, and together with the 1997
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Salomon Smith Barney Holdings Inc.
SSBH Capital I
SSBH Capital II
SSBH Capital III
SSBH Capital IV
July 1, 1999
Page 4


Certificate of Trust, the "Certificates of Trust") (v) an executed copy of the Underwriting Agreement, dated January 23, 1998 (the "SSBHI Underwriting Agreement"), among SSBH Capital I, Old SSBH and Smith Barney Inc., A.G. Edwards & Sons, Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, PaineWebber Incorporated and Prudential Securities Incorporated, as Representatives of the several underwriters named therein; (vi) a Cross-Receipt dated January 28, 1998, acknowledging receipt of payment by the underwriters party to the SSBH I Underwriting Agreement for the SSBH Trust I Preferred Securities; (vii) an executed copy of Declaration I and the form of the Declaration of each of the other SSBH Trusts (including the designations of the terms of the Trust Preferred Securities of such SSBH Trust annexed thereto); (viii) the global certificates evidencing the SSBH Trust I Preferred Securities and the form of the Trust Preferred Securities of each of the other SSBH Trusts; (ix) an executed copy of the Preferred Securities Guarantee Agreement dated as of January 28, 1998 (the "SSBH Trust I Preferred Securities Guarantee"), between Old SSBH and The Chase Manhattan Bank, as guarantee trustee (the "Preferred Securities Guarantee Trustee"), and the form of the preferred securities guarantee agreement (the "Preferred Securities Guarantee"), between Old SSBH and the Preferred Securities Guarantee Trustee; (x) the certificates evidencing the $412,372,000 aggregate principal amount of Junior Subordinated Debt Securities issued by Old SSBH on January 28, 1998 in connection with the issuance of the SSBH Trust I Preferred Securities (the "SSBH Trust I Junior Subordinated Debt Securities") and the form of the Junior Subordinated Debt Securities; (xi) an executed copy of
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Salomon Smith Barney Holdings Inc.
SSBH Capital I
SSBH Capital II
SSBH Capital III
SSBH Capital IV
July 1, 1999
Page 5


the Indenture; (xii) the Restated Certificate of Incorporation of the Company, as amended to date; (xiii) the By-laws of the Company as currently in effect;
(xiv) the Agreement and Plan of Merger between Old SSBH and the Company, dated as of the date hereof; (xv) an executed copy of the Certificate of Merger of Old SSBH into the Company under Section 904 of the Business Corporation Law filed with the Department of State of the State of New York on the date hereof; (xvi) an executed copy of the Officers' Certificate attached as Annex A hereto (the "Officers' Certificate"), dated the date hereof, delivered pursuant to Section
8.1 of the Indenture; (xvii) certain resolutions adopted by the Board of Directors of Old SSBH; and (xviii) certain resolutions adopted by the Board of Directors of the Company (the "Board of Directors"). We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

            In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company and SSBH Trusts, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action,
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Salomon Smith Barney Holdings Inc.
SSBH Capital I
SSBH Capital II
SSBH Capital III
SSBH Capital IV
July 1, 1999
Page 6


corporate or other, and execution and delivery by such parties of such documents and that, except to the extent set forth in paragraphs (2) and (3) below, such documents constitute or will constitute valid and binding obligations of such parties. In addition, we have assumed that the Declaration of each SSBH Trust (other than Declaration I), the Preferred Securities of each SSBH Trust (other than the SSBH Trust I Preferred Securities), the Preferred Securities Guarantee (other than the SSBH Trust I Preferred Securities Guarantee) and the Junior Subordinated Debt Securities (other than the SSBH Trust I Junior Subordinated Debt Securities), when executed, will be executed in substantially the form reviewed by us and that the terms of the Junior Subordinated Debt Securities (other than the SSBH Trust I Junior Subordinated Debt Securities) when established in conformity with the Indenture will not violate any applicable law. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, the SSBH Trusts and others. In addition, we have assumed the accuracy of the statements made in the Officers' Certificate.

            Members of our firm are admitted to the bar in the States of New York and Delaware and we do not express any opinion as to the laws of any other jurisdiction.

            Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:
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Salomon Smith Barney Holdings Inc.
SSBH Capital I
SSBH Capital II
SSBH Capital III
SSBH Capital IV
July 1, 1999
Page 7


            1. With respect to the Trust Preferred Securities of each SSBH Trust other than SSBH Capital I (the "Offered Trust Preferred Securities"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) the Prospectus has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the terms of the Offered Trust Preferred Securities; (iv) the Declaration of each SSBH Trust other than SSBH Capital I is duly executed and delivered by the parties thereto; (v) the terms of the Offered Trust Preferred Securities have been established in accordance with the Declaration; (vi) the Offered Trust Preferred Securities have been issued and executed in accordance with the Declaration and paid for in the manner contemplated in the Registration Statement or the Prospectus; and (vii) if the Offered Trust Preferred Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Trust Preferred Securities has been duly authorized, executed and delivered by the Company and the other parties thereto, (1) the Offered Trust Preferred Securities will be duly authorized for issuance and will be validly issued, fully paid and nonassessable, representing undivided beneficial interests in the assets of such SSBH Trust and (2) the holders of the Offered Trust Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the
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Salomon Smith Barney Holdings Inc.
SSBH Capital I
SSBH Capital II
SSBH Capital III
SSBH Capital IV
July 1, 1999
Page 8


State of Delaware (the "DGCL"). The SSBH Trust I Preferred Securities have been duly authorized, and are validly issued, fully paid and nonassessable, representing undivided beneficial interests in the assets of SSBH Capital I and the holders of the SSBH Trust I Preferred Securities are entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the DGCL. We bring to your attention, however, that the holders of the Trust Preferred Securities may be obligated, pursuant to their respective Declarations, to (i) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers of Trust Preferred Securities and (ii) provide security and indemnity in connection with the requests of or directions to the Property Trustee of such SSBH Trust to exercise its rights and powers under such Declaration.

            2. With respect to the Preferred Securities Guarantee relating to the Offered Trust Preferred Securities, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) the Prospectus has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the terms of the Preferred Securities Guarantee; (iv) the Declaration of each SSBH Trust other than SSBH Capital I is duly executed and delivered by the parties thereto; (v) the terms of the Offered Trust Preferred
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Salomon Smith Barney Holdings Inc.
SSBH Capital I
SSBH Capital II
SSBH Capital III
SSBH Capital IV
July 1, 1999
Page 9


Securities have been established in accordance with the Declaration; (vi) the Offered Trust Preferred Securities have been issued and executed in accordance with the Declaration and paid for in the manner contemplated in the Registration Statement or the Prospectus; and (vii) if the Offered Preferred Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to such Offered Preferred Securities has been duly authorized, executed and delivered by the applicable SSBH Trust and other parties thereto, the Preferred Securities Guarantee relating to the Offered Trust Preferred Securities, when duly executed and delivered by the parties thereto, will be, in each case, a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that (a) enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (b) rights to indemnity and contribution thereunder may be limited by applicable law or the public policy underlying such law. The SSBH Trust I Preferred Securities Guarantee is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that (a) enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and
(b)
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Salomon Smith Barney Holdings Inc.
SSBH Capital I
SSBH Capital II
SSBH Capital III
SSBH Capital IV
July 1, 1999
Page 10


rights to indemnity and contribution thereunder may be limited by applicable law or the public policy underlying such law.

            3. With respect to any series of the Junior Subordinated Debt Securities other than the SSBH Trust I Junior Subordinated Debt Securities (the "Offered Debt Securities"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) the Prospectus has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (iv) the terms of the Offered Debt Securities have been established in conformity with the Indenture; and (v) the Offered Debt Securities are duly executed, delivered, authenticated and issued in accordance with the Indenture and delivered and paid for as set forth in the Prospectus, the Offered Debt Securities will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The
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Salomon Smith Barney Holdings Inc.
SSBH Capital I
SSBH Capital II
SSBH Capital III
SSBH Capital IV
July 1, 1999
Page 11


SSBH Trust I Junior Subordinated Debt Securities are valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

            In rendering the opinions set forth in paragraphs 2 and 3 above, we have assumed that the execution and delivery by the Company of the Indenture (including the First Supplemental Indenture); the Preferred Securities Guarantees (including the SSBH Trust I Preferred Securities Guarantee) and the Junior Subordinated Debt Securities (including the SSBH Trust I Junior Subordinated Debt Securities) and the performance of its obligations thereunder did not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of its properties is subject (except that we do not make the assumption set forth in this clause (i) with respect to the Company's Amended and Restated Certificate of Incorporation or By-laws), (ii) any law, rule, or regulation to which the Company or any of its properties is subject (except that we do not make the assumption set forth in this clause (ii) with respect to those laws, rules and regulations (other than securities and antifraud laws) of the State of New York which, in our experience, are normally applicable to transactions of
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Salomon Smith Barney Holdings Inc.
SSBH Capital I
SSBH Capital II
SSBH Capital III
SSBH Capital IV
July 1, 1999
Page 12


the type contemplated by the Indenture, the Preferred Securities Guarantee and the Junior Subordinated Debt Securities, but without our having made any special investigation concerning any other laws, rules or regulations), (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

            We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading "Legal Matters" in the prospectuses which form a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of the facts stated or assumed herein or any subsequent changes in applicable law.



                                    Very truly yours,


                                    /s/ Skadden, Arps, Slate,
                                    Meagher & Flom LLP